UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 20, 2017 (June 14, 2017)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amended and Restated Laureate Education, Inc. 2013 Long-Term Incentive Plan

On June 19, 2017, the Board of Directors (the “Board”) of Laureate Education, Inc. (the “Company”) approved, subject to stockholder approval, an amendment and restatement of the Laureate Education, Inc. 2013 Long-Term Incentive Plan, as amended (as amended and restated, the “Amended and Restated Plan”).  The Amended and Restated Plan amends and restates the Laureate Education, Inc. 2013 Long-Term Incentive Plan, as amended, in its entirety and, among other things (i) increases the number of shares of Class A common stock that may be issued pursuant to awards under the Amended and Restated Plan from 12,170,918 to 14,713,960; (ii) adds performance metrics, the ability to grant cash awards, and annual limits on grants, intended to qualify awards as performance-based awards that are not subject to certain limits on tax deductibility of compensation payable to certain executives; and (iii) extends the term of the amended and restated plan to June 18, 2027, the day before 10th anniversary of the date of adoption of the Amended and Restated Plan.  On June 19, 2017, the Company’s stockholders approved by written consent the Amended and Restated Plan, and the Amended and Restated Plan will become effective on the 20th calendar day after the filing with the U.S. Securities and Exchange Commission and furnishing to the Company’s stockholders a definitive Schedule 14C Information Statement.

The foregoing description of the Amended and Restated Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Plan, filed hereto as Exhibit 10.1 and incorporated herein by reference.

Changes in Named Executive Officer Compensation

On June 14, 2017, the Compensation Committee (the “Committee”) of the Board approved an increase in the compensation payable to Eilif Serck-Hanssen, the Company’s President, Chief Administrative Officer and Chief Financial Officer, and Ricardo Berckemeyer, the Company’s Chief Operating Officer and Chief Executive Officer, Latin America.  Effective March 28, 2017, Mr. Serck-Hanssen’s annual base salary increased from $605,855 to $710,496, and Mr. Serck-Hanssen’s annual target award opportunity under the Amended and Restated Plan increased to 120% of his base salary, subject to approval by the Committee.

On June 14, 2017, the Committee established new cash Long Term Incentive Plan (“LTIP”) opportunities for each of Messrs. Serck-Hanssen and Berckemeyer.  Messrs. Serck-Hanssen and Berckemeyer will each be eligible to receive up to $1.0 million upon satisfaction of 2017 performance criteria and up to an additional $2.0 million upon satisfaction of 2018 performance criteria.  The LTIP awards are conditioned on the achievement of corporate Adjusted EBITDA performance goals and may be earned over separate one-year periods subject to continued employment. Any amounts payable under the LTIPs will be payable in early 2019 upon certification by the Committee of achievement of the applicable performance goals.

The increase in Mr. Serck-Hanssen’s compensation is in connection with his appointment as President, Chief Administrative Officer and Chief Financial Officer of the Company on March 28, 2017.  The increase in Mr. Berckemeyer’s compensation is in connection with his appointment as Chief Operating Officer of the Company on March 28, 2017.

The foregoing descriptions of the LTIP cash opportunities do not purport to be complete and are qualified in their entirety by reference to the full text of the form of award agreement, which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2017.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

10.1	Laureate Education, Inc. Amended and Restated 2013 Long-Term Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

	By:	/s/ Eilif Serck-Hanssen
Eilif Serck-Hanssen
President, Chief Administrative Officer and Chief Financial Officer

Date: June 20, 2017

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